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                                                                    EXHIBIT 99.3

                                    FORM OF
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                              RIGHTS CERTIFICATES

                                   ISSUED BY

                     AIR & WATER TECHNOLOGIES CORPORATION



     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated
                    , 1997 (the "Prospectus") of Air & Water Technologies Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription and Information Agent listed below (the "Subscription and Information Agent") at or prior to 5:00 p.m. New
     York City time on                  , 1998, unless such time is extended by
     the Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription and Information Agent, and must be received by the Subscription and Information Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the
     Prospectus.  Payment of the Subscription Price of $       per share for
     each share of the Company's Class A Common Stock (subject to the Company's obligation to issue shares of Class B Common Stock in certain circumstances) subscribed for upon exercise of such Rights must be received by the Subscription and Information Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

                  The Subscription and Information Agent is:

                         [                          ]

If by Mail or Telegram:          If by Hand:        If by Overnight Courier:




                           Facsimile Transmission:



                            Confirm by Telephone:





DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

  The undersigned hereby represents that the undersigned is the holder of Rights
Certificate(s) representing            Rights and that such Rights
Certificate(s) cannot be delivered to the Subscription and Information Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the condition set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic
Subscription Privilege to subscribe for            share(s) of Class A Common
Stock per Right (subject to the Company's obligation to issue shares of Class B Common Stock in certain circumstances) with respect to each of
Rights represented by such Rights Certificate(s) and (ii) the Oversubscription Privilege relating to such Rights, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to
Excess Shares, subject to availability and proration and the Company's obligation to issue Class B Common Stock in certain circumstances. The
undersigned understands that payment of the Subscription Price of $         per
share for each share of Class A Common Stock (subject to the Company's obligation to issue shares of Class B Common Stock in certain circumstances) subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription and Information Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that
such payment, in the aggregate amount of $           either (check appropriate
box):

   [_] is being delivered to the Subscription and Information Agent herewith

                               or

   [_] has been delivered separately to the Subscription and Information Agent in the manner set forth below (check appropriate box and complete information relating thereto):

   [_] Wire transfer of funds
       -  Name of transferor institution:______________________________
       -  Date of transfer:____________________________________________
       -  Confirmation number (if available):__________________________

   [_] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription and Information Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

   [_] Certified check

   [_] Bank draft (cashier's check)

   [_] Money order
       -  Name of maker:_______________________________________________
       -  Date of check, draft or money order:_________________________
       -  Check, draft or money order number:__________________________
       -  Bank on which check is drawn or issuer of money order:_______

Signature(s) ________________________   Address______________________________
_____________________________________   _____________________________________
Name(s)______________________________   _____________________________________
_____________________________________   Area code and Tel. no(s)_____________
        (Please type or print)

Rights Certificate
No(s). (if available) _______________________________________________________



                             GUARANTEE OF DELIVERY
          (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)


       The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription and Information Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three business days after the date hereof.


_____________________________________   Dated :
_____________________________________
_____________________________________   _____________________________________
            (Address)                               (Name of Firm)

_____________________________________   _____________________________________
  (Area Code and Telephone Number)              (Authorized Signature)

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     The institution which completes this form must communicate the guarantee to the Subscription and Information Agent and must deliver the Rights Certificate(s) to the Subscription and Information Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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